                                                                    EXHIBIT 11.1

                            MONTEREY RESOURCES, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                    YEAR ENDED DECEMBER 31,        NINE MONTHS ENDED
                                                             1995                 SEPTEMBER 30, 1996
                                                    -----------------------     -----------------------
                                                    HISTORICAL     PROFORMA     HISTORICAL     PROFORMA
                                                    ----------     --------     ----------     --------
PRIMARY INCOME PER SHARE
Net income ($ Millions)............................     34.4          36.3          36.0          37.6
Shares (Millions)
  Weighted average shares outstanding
     SFR...........................................   45.350        45.350        45.350        45.350
     New investors.................................                  7.900                       7.900
     Restricted shares.............................                  0.074                       0.074
     Assumed exercise of stock options.............                  0.269                       0.269
     Reduction for shares assumed purchased with
       proceeds from exercise of stock options.....                 (0.269)                     (0.269)
                                                      ------        ------        ------        ------
                                                      45.350        53.324        45.350        53.324
                                                      ======        ======        ======        ======
Primary income per share...........................     0.76          0.68          0.79          0.71
                                                      ======        ======        ======        ======
FULLY DILUTED INCOME PER SHARE
Net income ($ Millions)............................     34.4          36.3          36.0          37.6
Shares (Millions)
  Weighted average shares outstanding
     SFR...........................................   45.350        45.350        45.350        45.350
     New investors.................................                  7.900                       7.900
     Restricted shares.............................                  0.074                       0.074
     Assumed exercise of stock options.............                  0.269                       0.269
     Reduction for shares assumed purchased with
       proceeds from exercise of stock options.....                 (0.269)                     (0.269)
                                                      ------        ------        ------        ------
                                                      45.350        53.324        45.350        53.324
                                                      ======        ======        ======        ======
Fully diluted income per share.....................     0.76          0.68          0.79          0.71
                                                      ======        ======        ======        ======